Exhibit 99.1

FOR IMMEDIATE RELEASE

Media

EarthLink

Dan Greenfield

Media hotline: 212-871-4082

greenfie@corp.earthlink.net

SK Telecom

Young-hoon Chai

82-11-759-647

chai1119@sktelecom.com

Kyung-hwan (Nick) Chung

82-11-9205-1733

smiletogo@sktelecom.com

Investors

EarthLink

Michael Gallentine

404-748-7153

404-395-5155 (mobile)

gallentineml@corp.earthlink.net

SK Telecom

Tae-Jin Park

82-2-6100-1631

tjpark@sktelecom.co.kr

Hosook Hwang

82-2-6100-1636

hhwang@sktelecom.co.kr

SK TELECOM AND EARTHLINK ANNOUNCE JOINT VENTURE

TO FORM NATIONAL WIRELESS PROVIDER

Agreement Marks First U.S. Market Entry for SK Telecom, the Leading Wireless Carrier in Korea

ATLANTA and SEOUL, January 26, 2005 – EarthLink, Inc. (NASDAQ: ELNK), the nation’s next generation Internet service provider, and SK Telecom (NYSE: SKM), Korea’s leading mobile communications company, today announced a definitive agreement to form a joint venture to market wireless voice and data services in the U.S.

The new entity, to be called SK-EarthLink (www.SK-EarthLink.com) and capitalized with $440 million of partner investments over the next three years, will be a non-facilities-based nationwide mobile virtual network operator (“MVNO”).  SK-EarthLink will combine the competitive advantages of its parent companies to deliver, for the first time, an innovative suite of wireless services and applications that meet the information, entertainment and communications needs of U.S. consumers.

The joint venture marks SK Telecom’s first ever strategic partnership to enter the U.S. market to grow its worldwide subscriber base.  SK Telecom is one of the world’s most advanced wireless carriers, with more than 18 million customers and over 50 percent of the mobile services market in South Korea.  The Seoul-based company offers state of the art wireless voice and data offerings including interactive gaming, video streaming and location-based services.

EarthLink has more than five million subscribers and has been a leader in delivering award-winning Internet services for 10 years.  Most notably, EarthLink is the first major ISP to offer a permission-based spam fighting feature and other innovative tools that block pop-up ads, spyware and phisher sites.  EarthLink was also the first major ISP to become an MVNO, beginning with a wireless data service in 2000, and then launching a wireless data/voice solution in 2004.

“This partnership reflects 30 years of combined experience that EarthLink and SK Telecom have gained anticipating and delivering innovative Internet applications and wireless services,” said Garry Betty, EarthLink president and chief executive officer.  “SK-EarthLink has the potential to reshape the mobile communications market by meeting the growing demand of U.S. consumers who are currently underserved by existing voice-oriented wireless operators.”

“SK Telecom is committed to shaping the information and telecommunications world of the 21st century. This joint venture is a continuation of SK Telecom’s commitment to provide the most innovative world-class mobile communications technology,” said Shin Bae Kim, president and chief executive officer of SK Telecom.

“The wireless and Internet worlds are colliding, and neither will be the same again,” said EarthLink founder and director Sky Dayton who will serve as chief executive officer of the SK-EarthLink joint venture.  “In South Korea, kids on the street are using their mobile phones to listen to music, watch TV, video conference, locate their friends and access the Internet - as well as make voice calls – as opposed to the U.S. where the mobile experience is primarily about talking on the phone. Americans are living in the past.  Utilizing emerging 3G networks and harnessing the explosive growth of Wi-Fi, SK-EarthLink will take the wireless experience in the U.S. to a new level.”

By combining resources and personnel, SK-EarthLink is well-positioned to compete in the rapidly growing wireless voice and data market.

EarthLink has a leading U.S. Internet brand, a subscriber base that fits the target customer group, established sales channels with a presence in over 18,000 retail stores, existing MVNO partnerships with major wireless operators, Wi-Fi experience, network data centers and billing capabilities.  SK Telecom brings the world’s foremost expertise in developing and implementing 3G technology and other cutting edge applications, distributing handsets currently unavailable in the U.S., marketing wireless applications and services, and world-class research and development facilities.

Under the terms of the agreement, EarthLink and SK Telecom will each have a 50 percent ownership stake in SK-EarthLink. EarthLink and SK Telecom will each appoint three members to the six member board of directors.

Subject to customary conditions, the closing under the definitive agreement is expected in March 2005.  In the coming months, SK-EarthLink will announce details concerning its 2005 timetable for product launches.

The current business plan for SK-EarthLink provides that the initial joint venture capitalization will satisfy future funding requirements until the joint venture is generating sufficient free cash flow to fund continuing operations.  The business plan also contemplates that the joint venture could generate approximately 3.0 million net subscribers and revenues of approximately $2.0 billion by 2009.  This business plan reflects EarthLink’s and SK Telecom’s recognition of the opportunities presented by the SK-EarthLink joint venture.  However, the business plan is not intended by EarthLink as a projection of future results.

Please refer to the form 8-K EarthLink will be filing with the Securities and Exchange Commission for additional information regarding EarthLink’s investment in SK-EarthLink.

Conference Call for Analysts and Investors

Investors in the U.S. and Canada interested in participating in the conference call on January 26, 2005 at 8:30 a.m. Eastern Standard Time (EST) may dial 800-706-0730 and reference the EarthLink call. Other international investors may dial 706-634-5173 and also reference the EarthLink call. EarthLink recommends dialing into the call approximately 10 minutes prior to the scheduled start time.  Investors also will have the opportunity to listen to a live Webcast of the conference call via the Internet at the following site:

http://phx.corporate-ir.net/phoenix.zhtml?c=77594&p=irol-IRHome

A taped replay will be available beginning at 11:30 a.m. EST on January 26, 2005 through midnight on February 2, 2005 by dialing 800-642-1687. International callers should dial 706-645-9291. The replay confirmation code is 3521775.

The Webcast of this call will be archived on our site at:

http://phx.corporate-ir.net/phoenix.zhtml?c=77594&p=irol-audioArchives

Press Conference

Garry Betty, president and chief executive officer of EarthLink; Sky Dayton, chief executive officer of SK-EarthLink; and Brian Kim, president of SK Telecom International will make a presentation and take questions today at noon EST at the St. Regis Hotel, 2 East 55 Street, New York. For dial-in access to the meeting call one of the following: (US/Canada) 866-322-0197 or (International) 706-679-2313 with passcode 3584505. The call will also be available via Webcast.  Go to www.mshow.com, click North America and enter show number 209917 in the “join a show” box.  For media inquiries on January 26, please dial the media hotline at 212-871-4082.

For more information, please visit www.sk-earthlink.com.

About EarthLink

“EarthLink. We revolve around youTM.” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services. According to the J.D. Power and Associates 2004 Internet Service Provider Residential Customer Satisfaction StudySM, EarthLink is ranked highest in customer satisfaction among high-speed and dial up Internet Service Providers.  Serving over five million subscribers, EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions, and customizable features. Whether it’s dial-up, high-speed, Web hosting, wireless voice and data services, or “EarthLink Extras” like home networking, security or voice over IP, EarthLink provides the tools that best let individuals use and enjoy the Internet on their own terms. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.earthlink.net

About SK Telecom

SK Telecom is Korea’s leading mobile communications company with more than 18 million subscribers. SK Telecom successfully commercialized the world’s first CDMA cellular phone service and launched the world’s first synchronized commercial IMT-2000 third generation service.  The company is listed on the Korean Stock Exchange, the New York Stock Exchange, and the London Stock Exchange.  To learn more about SK Telecom, please visit www.sktelecom.com.

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Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described.  Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations.  We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that we may not be able to successfully implement our broadband strategy which would materially and adversely affect our subscriber growth rates and future overall revenues; (2) that we may not successfully enhance existing or develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for Internet and wireless telecommunications services;  (3) that our service offerings may fail to be competitive with existing and new competitors; (4) that competitive product, price or marketing pressures could cause us to lose existing customers to competitors, or may cause us to reduce prices for our services; (5) that our commercial and alliance arrangements, including marketing arrangements with Sprint and Dell, may be terminated or may not be as beneficial to us as management anticipates; (6) that declining levels of economic activity, increasing maturity of the market for Internet access, or fluctuations in the use of the Internet could negatively impact our subscriber growth rates and incremental revenue levels; (7) that we may experience other difficulties that limit our growth potential or lower future overall revenues; (8) that service interruptions could harm our business; (9) that we have historically not been profitable and we may not be able to sustain profitability;  (10) that our third party network providers may be unwilling or unable to provide Internet and wireless telecommunications access; (11) that we may be unable to maintain or increase our customer levels if we do not have uninterrupted and reasonably priced access to local and long-distance telecommunications systems for delivering dial up and/or broadband access, including, specifically, that incumbent local exchange carriers and cable companies may not provide last mile broadband access to the company on a wholesale basis or on terms or at prices that allow the company to grow and be profitable in the broadband market; (12) that we may not be able to protect our proprietary technologies or successfully defend infringement claims and may be required to enter licensing arrangements on unfavorable terms; (13) that government regulations could force us to change our business practices; (14) that we do not consummate the EarthLink-SK Telecom joint venture transaction, or that if we do consummate the transaction, the company does not realize the benefits it is seeking from the joint venture as a result of lower than predicted revenues or subscriber levels, larger funding requirements or otherwise; and (15) that some other unforeseen difficulties may occur.  This list is intended to identify some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein.  These factors are not intended to represent a complete list of all risks and uncertainties inherent in the company’s business, and should be read in conjunction with the more detailed cautionary statements included in EarthLink’s filings with the Securities and Exchange Commission.